                                                                 EXHIBIT 3.1


                       CERTIFICATE AMENDING AND RESTATING
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                                BIO-PLEXUS, INC.

     It is hereby certified that:

     FIRST: The name of the Corporation is BIO-PLEXUS, INC.

     SECOND: The Certificate of Incorporation of BIO-PLEXUS, INC. is restated and superseded pursuant to Section 33-362(d) of the Connecticut General Statutes by the following resolution:

     RESOLVED, That the Certificate of Incorporation of the Corporation be, and hereby is, amended and restated to read as follows:

                                   ARTICLE I
                                      NAME

     The name of the Corporation is BIO-PLEXUS, INC.


                                  ARTICLE II
                                   PURPOSES

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be formed under the Stock Corporation Act of the State of Connecticut, as the same may be amended from time to time.


                                  ARTICLE III
                                 CAPITALIZATION

     The aggregate number of shares which the Corporation shall have authority to issue is One Million Twenty Thousand (1,020,000), which are divided into three classes: (i) One Hundred Fifty Thousand (150,000) shares of Preferred Stock, without par value, (the "Preferred Stock"); (ii) Eight Hundred Fifty Thousand (850,000) shares of Common Stock, without par value (the "Common Stock"); and (iii) Twenty Thousand (20,000) shares of Class A Common Stock, without par value (the "Class A Common Stock").

                                   ARTICLE IV
                        RELATIVE RIGHTS AND PREFERENCES

      The relative rights, preferences and limitations of the shares of Common Stock, Class A Common Stock, and Preferred Stock (to the extent fixed by this Certificate of Incorporation) are as follows:

      A.    Common Stock.

            Each issued and outstanding share of Common Stock shall entitle the holder thereof to one vote on any matter submitted to the shareholders of the Corporation for action.

      B.    Class A Common Stock

            1. Liquidation -- Holders of shares of Class A Common Stock shall not be entitled to participate in any distribution of the net assets of the Corporation upon a liquidation, dissolution or winding up of the affairs of the Corporation, whether such liquidation, dissolution or winding up is voluntary or involuntary.

             2. Voting Rights -- Each issued and outstanding share of Class A Common Stock shall entitle the holder thereof to one hundred
                  (100) votes on any matter submitted to the shareholders of the Corporation for action. If at any time the Corporation shall pay a stock dividend or distribution on its Common Stock or Preferred Stock, or split, subdivide, or combine the outstanding shares of its Common Stock or Preferred Stock, the number of votes which a share of Class A Common Stock shall entitle the holder thereof to exercise shall be proportionately adjusted as of the date after the record date for such dividend, distribution, split, subdivision or combination so as to maintain the relative voting power of the Class A Common Stock which existed prior to the occurrence of such event.

             3. Dividends -- Holders of shares of Class A Common Stock shall not be entitled to receive dividends on such shares.

             4. Redemption -- On January 1, 2003 and at any time thereafter, the Corporation may call for redemption, and redeem, all of the issued and outstanding shares of Class A Common Stock at a redemption price of One Dollar ($1.00) per share.

                  Notice of redemption shall be sent by first class mail, postage pre-paid, to each holder of record of the shares of Class A Common Stock not less than ten (10) nor more than twenty (20) days prior to the date of redemption. In the event that such notice is given, the Corporation shall be obligated to redeem such shares on the date specified in the notice and for the redemption price specified herein. All shares of Class A Common Stock must be redeemed at one time. Upon redemption and payment as provided herein, the holders of shares of Class A Common Stock shall have no further right or interest in such shares.

                  If on or before the redemption date, the funds necessary for such redemption have been set aside by the Corporation and deposited with a bank or trust company, in trust for the pro rata benefit of the holders of the shares of Class A Common Stock, then, notwithstanding that any certificates for shares that have been called for redemption have not been surrendered, the shares represented thereby shall no longer be deemed outstanding from and after the redemption date, and all rights of holders in such shares shall forthwith, after the redemption date, cease and terminate except for the right to receive the redemption funds to which they are entitled, but without interest. Any interest accrued on funds deposited and unclaimed, shall be paid to the Corporation from time to time. In case the holders of shares of Class A Common Stock which have been called for redemption have not, within six years after the redemption date, claimed the amounts so deposited for such redemption, any such bank or trust company shall, upon demand, pay over to the Corporation such unclaimed amounts and thereupon such bank or trust company shall be relieved of all responsibility in respect thereof to such holder and such holder shall look only to the Corporation for payment thereof.

      C.     Preferred Stock.

             1. Liquidation -- In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Preferred Stock shall entitle the holder of record thereof to payment at the rate of $20.00 per share (subject to adjustment as provided herein), or at a rate otherwise established by the Board of

                        Directors of the Corporation, before any payment or distribution of the net assets of the Corporation shall be made to or set apart for the holders of record of the issued and outstanding shares of Common Stock in respect of said shares of Common Stock. The preferential amount set forth herein shall be appropriately adjusted for stock splits and stock dividends, stock combinations, recapitalizations, and other changes to the capital structure of the Corporation. After setting apart or paying in full the preferential amounts aforesaid to the respective holders of record of the issued and outstanding shares of Preferred Stock, the remaining net assets, if any, shall be distributed exclusively to the holders of record of the issued and outstanding shares of Common Stock, each issued and outstanding share of Common stock entitling the holder of record thereof to receive an equal proportion of said remaining net assets. If the net assets of the Corporation shall be insufficient to pay in full the preferential amounts to which the holders of record of all the outstanding shares of Preferred Stock are respectively entitled as aforesaid, the entire net assets of the Corporation shall be distributed ratably to the holders of all the outstanding shares of Preferred Stock in proportion to the full amounts to which they are respectively entitled, and the holders of shares of Common Stock shall in no event be entitled to participate in the distribution of said net assets in respect of their shares of Common Stock. Without excluding any other proceeding which does not in fact effect a liquidation, dissolution, or winding up of the Corporation, a merger or consolidation of the Corporation into or with any other corporation, a merger of any other corporation into the Corporation, or a sale, lease, mortgage, pledge, exchange, transfer or other disposition by the Corporation of all or substantially all of its assets shall not be deemed, for the purposes of this paragraph, to be a liquidation, dissolution, or winding up of the Corporation.

                2. Voting Rights - Each issued and outstanding share of Preferred Stock shall entitle the holder thereof to one vote on any matter submitted to the shareholders of the Corporation for action.

3.      Conversion.

        (a) Optional Conversion. Subject to the terms and conditions herein contained, any or all of the shares of Preferred Stock shall be convertible at any time and from time to time, at the option of each holder of record thereof, into fully paid and nonassessable shares of Common Stock upon surrender to the Corporation or its designee of the certificate or certificates representing the shares of Preferred Stock to be converted, together with at least ten (10) days prior written notice of the election to convert; and, upon receipt by the Corporation or its designee of such surrendered certificate or certificates, such holder shall be entitled to receive a certificate or certificates representing the share(s) of Common Stock into which such share(s) of Preferred Stock are convertible, and such holder shall be deemed to be a holder of record of said shares of Common Stock as of the expiration of ten
(10) days from the time of said receipt by the Corporation or its designee.

        (b) Mandatory Conversion. All of the shares of Preferred Stock shall be automatically converted, immediately and without further action of the holder, into fully paid and non-assessable shares of Common Stock, upon the Board of Directors of the Corporation voting to authorize any of the following actions:

                (i) a merger or consolidation of the Corporation into, or with, another corporation;

               (ii) the sale of all or substantially all of the assets of the Corporation;

              (iii) the sale of shares of Common Stock or Preferred Stock pursuant to a registered public offering; and

               (iv) the amendment of this Certificate of Incorporation to effect a financing for the Corporation.

        Promptly upon written notice by the Corporation to the holder of record of shares of Preferred Stock notifying such holder of the automatic conversion of such shares, the holder thereof shall surrender to the Corporation or its designee, the certificate or certificates representing such shares and upon receipt by the Corporation or its designee of such surrendered certificate or certificates, such holder shall be entitled to receive a certificate or certificates representing share(s) of Common Stock into which such shares of Preferred Stock have been converted.

        (c) Adjustment. The number of shares of Common Stock into which a share of Preferred Stock may be converted shall be adjusted upon the Corporation (1) declaring a dividend payable in shares of Common Stock; (2) sub-dividing the outstanding shares of Common Stock; (3) combining the outstanding shares of Common Stock; or (4) issuing any securities by recapitalization or reclassification of the shares of Common Stock. The conversion rate in effect immediately before the happening of that one of the foregoing events which shall have happened shall be proportionately increased or decreased, as the case may require. Such adjustment shall be effective immediately after the opening of business on the day next following the record date for determination of holders of Common Stock entitled to receive such dividend or the day upon which each subdivision, combination or reclassification shall become effective.

        (d) Conversion Rate, Cancellation, Reservation of Shares. The basis for conversion of shares of Preferred Stock to Shares of Common Stock shall be one (1) share of Common Stock for each share of Preferred Stock which is converted, subject to adjustment as provided above. Any shares of Preferred Stock which have been converted shall be cancelled. Except as such requirement may otherwise be dispensed with by law, the Board of Directors of the Corporation shall at all times reserve a sufficient number of authorized but unissued, shares of Common Stock, which shall be issued only in satisfaction of the conversion rights and privileges aforesaid.

                                   ARTICLE V
                               PREEMPTIVE RIGHTS

        The shareholders shall have no preemptive rights, as such rights are described in Section 33-343 of the Connecticut Stock Corporation Act, in any shares, warrant, right, convertible security, or other security however described, issued by the Corporation.

                                   ARTICLE VI
                               PERSONAL LIABILITY

        The personal liability of a director to the Corporation or its shareholders for monetary damages for breach of duty as a director shall be limited to an amount that is equal to the compensation received by the director for serving the Corporation during the year of the violation if such breach did not: (a) involve a knowing and culpable violation of law by the director; (b) enable the director or an associate, as defined in subdivision
(3) Section 33-374d of the Connecticut General Statutes, to receive an improper personal economic gain; (c) show a lack of good faith and a conscious disregard for the duty of the director to the Corporation under circumstances in which the director was aware that his conduct or omission created an unjustifiable risk of serious injury to the Corporation; (d) constitute a sustained and unexcused pattern of inattention that amounted to an abdication of the director's duty to the Corporation; or (e) create liability under Section 33-321 of the Connecticut General Statutes.

                                  ARTICLE VII
                                 STATED CAPITAL

        The minimum amount of stated capital with which the Corporation shall commence business is One Thousand Dollars ($1,000.00).

        THIRD: This Restated Certificate of Incorporation shall give effect to the new amendments set forth herein and purports to restate all those provisions now in effect not being amended by such new amendments.

        FOURTH: This Restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

        FIFTH: The manner of adopting the resolution was by the board of directors and shareholders pursuant to Section 33-360 of the Connecticut General Statutes. No shares are required to be voted as a class; the shareholder's vote was as follows:

                Vote Required For Adoption: 207,970
                Vote Favoring Adoption:     305,513

        We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

        Dated at Tolland, Connecticut, this 12th day of October, 1992.


/s/ Carl R. Sahi                            /s/ Susan B. Pellerin
---------------------------------           ------------------------------------
Carl R. Sahi,                               Susan B. Pellerin,
President                                   Assistant Secretary

                            CERTIFICATE AMENDING THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                BIO-PLEXUS, INC.

It is hereby certified that:

        FIRST:  The name of the Corporation is BIO-PLEXUS, INC.

        SECOND: The Certificate of Incorporation of the Corporation is amended pursuant to Connecticut General Statute Section 33-360 by the following resolution:

        RESOLVED, that the Certificate of Incorporation of Bio-Plexus, Inc. be, and hereby is, amended as follows:

        1.      Article III Capitalization is amended to read as follows:

                                  ARTICLE III

                                 CAPITALIZATION

                The aggregate number of shares which the Corporation shall have authority to issue is Ten Million Twenty Thousand (10,020,000), which are divided into two classes: (i) Ten Million (10,000,000) shares of Common Stock, without par value (the "Common Stock"); and (ii) Twenty Thousand (20,000) shares of Class A Common Stock, without par value (the "Class A Common Stock").

        2. Article IV Relative Rights and Preferences, the introductory language is amended to read as follows:

                        The relative rights, preferences and limitations of the
                shares of Common Stock and Class A Common Stock are as follows:

        3. Article IV, Section B.2, Class A Common Stock, Voting Rights is amended to read as follows:

                2. Voting Rights -- Each issued and outstanding share of Class A Common Stock shall entitle the holder thereof to one hundred (100) votes on any matter submitted to the shareholders of the Corporation for action. If at any time the Corporation shall pay a stock dividend or distribution on its Common Stock or split, subdivide, or combine the outstanding shares of its Common Stock, the number of votes which a share of Class A Common Stock shall entitle the holder thereof to exercise shall be proportionately adjusted as of the date after the record date for such dividend, distribution, split, subdivision or combination so as to maintain the relative voting power of the Class A Common Stock which existed prior to the occurrence of such event.

        4. Article IV, Section B.4, Class A Common Stock, Redemption, the first full paragraph is amended to read as follows:

                4. Redemption -- The Corporation shall call for redemption and redeem on January 1, 1998 all shares of Class A Common Stock which remain outstanding on that date at a redemption price of One Dollar ($1.00) per share. Notice of redemption shall be sent by first class mail, postage pre-paid, to each holder of record of the shares of Class A Common Stock not less than ten (10) nor more than twenty (20) days prior to the date of redemption. Such notice shall direct such holder to surrender the certificate representing the shares of Class A Common Stock in exchange for payment of the redemption price. Upon redemption and payment as provided herein, the holders of shares of Class A Common Stock shall have no further right or interest in such shares.

        5. Article IV, Section C, Preferred Stock is deleted and conforming changes made to the balance of the Certificate of Incorporation reflecting the elimination of the class of Preferred Stock.

        THIRD: The foregoing resolutions were adopted pursuant to Connecticut General Statute Section 33-360 by the Board of Directors and shareholders of the Corporation.

        FOURTH: The aggregate number of shares issued and outstanding is 492,178. The issued and outstanding shares are divided into: 472,178 shares of Class Common Stock and 20,000 shares of Class A Common Stock. Holders of Class Common Stock and Class A Common Stock have the right to vote separately as a class. Each share is entitled to one vote in each class vote. Holders of Class A Common Stock have 100 votes for each share of Class A Common Stock in each vote of the shareholders voting as a single class. The shareholders vote on the amendment was as follows:

        *       Common Shareholders

                        Vote required for adoption: 236,090
                        Vote favoring adoption: 308,649

        *       Class A Common Shareholders

                        Vote required for adoption: 10,001
                        Vote favoring adoption: 20,000

        *       All Shareholders
                        Vote required for adoption: 1,236,090
                        Vote favoring adoption: 2,308,649

        FIFTH: The Corporation has as at least one hundred recordholders as defined in subsection a of Section 33-311a of the Connecticut General Statutes.

        We hereby declare under penalties of false statement that the statements made in the foregoing Certificate are true.

        Signed in Tolland, Connecticut, this 22nd day of October, 1993.



/s/ Carl R. Sahi                                /s/ Susan B. Pellerin
------------------------------                  ------------------------------
Carl R. Sahi                                    Susan B. Pellerin
President                                       Assistant Secretary



     F I L E D
DATE OF CONNECTICUT

   OCT 27, 1993

/s/   [illegible]
---------------------------
SECRETARY OF THE STATE
                     A.M.
[illegible] Time  2  P.M.
-----------      ---
                                     - 3 -

CERTIFICATE AMENDING OR RESTATING CERTIFICATE OF INCORPORATION
61-38 Rev. 9/90
Stock Corporation

                              STATE OF CONNECTICUT
                             SECRETARY OF THE STATE
                               30 TRINITY STREET
                               HARTFORD, CT 06106

-------------------------------------------------------------------------------
1.  Name of Corporation (Please enter name within lines)

    Bio-Plexus, Inc.
-------------------------------------------------------------------------------
2.  The Certificate of Incorporation is: (Check one)

    [X]  A.  Amended only, pursuant to Conn. Gen. Stat. Section 33-360.

    [ ] B. Amended only, to cancel authorized shares (state number of shares to be cancelled, the class, the series, if any, and the par value, P.A. 90-107.)

    [ ]  C.  Restated only, pursuant to Conn. Gen. Stat. Section 33-362(a).

    [ ]  D.  Amended and restated, pursuant to Conn. Gen. Stat. Section
             33-362(c).

    [ ]  E.  Restated and superseded pursuant to Conn. Gen. Stat. Section
             33-362(d).

    Set forth here the resolution of amendment and/or restatement. Use an 8 1/2 X 11 attached sheet if more space is needed. Conn. Gen. Stat.
    Section 1-9.

       RESOLVED, that Article III, Capitalization of the Certificate of Incorporation of the Company be, and hereby is, amended to increase from Ten Million (10,000,000) to Twelve Million (12,000,000) the number of shares of Common Stock, without par value, which the Company shall have authority to issue.



    (If 2A or 2B is checked, go to 5 & 6 to complete this certificate. If 2C or 2D is checked, complete 3A or 3B. If 2E is checked, complete 4.)

3.  (Check one)  N/A

    [ ] A. This certificate purports merely to restate but not to change the provisions of the original Certificate of Incorporation as supplemented and amended to date, and there is no discrepancy between the provisions of the original Certificate of Incorporation as supplemented and amended to date, and the provisions of this Restated Certificate of Incorporation. (If 3A is checked, go to 5 & 6 to complete this certificate.).

    [ ] B. This Restated Certificate of Incorporation shall give effect to the amendment(s) and purports to restate all those provisions now in effect not being amended by such new amendment(s). (If 3B is checked, check 4, if true, and go to 5 & 6 to complete this Certificate.)

4.  (Check, if true)  N/A

    [ ] This restated Certificate of Incorporation was adopted by the greatest vote which would have been required to amend any provision of the Certificate of Incorporation as in effect before such vote and supersedes such Certificate of Incorporation.

The manner of adopting the resolution was as follows: (Check one A, or B, or C)

[X]     A.      By the board of directors and shareholders, pursuant to Conn.
                Gen. Stat. Section 33-360. Vote of Shareholders: (Check (i) or
                (ii), and check (iii) if applicable.)

                (i) [ ] No shares are required to be voted as a class; the shareholder's vote was as follows:

                Vote Required for Adoption ______________________________

                Vote Favoring Adoption __________________________________

                (ii) [X] There are shares of more than one class entitled to vote as a class. The designation of each class required for adoption of the resolution and the vote of each class in favor of adoption were as follows:
                (Use an 8 1/2 x 11 attached sheet if more space is needed. Conn. Gen. Stat. Sections 1-9.)

                See Exhibit 1.

                (iii) [X] Check here if the corporation has 100 or more recordholders, as defined in Conn. Gen. Stat. Section 33-311a(a).

[ ]     B.      By the board of directors acting along, pursuant to Conn. Gen.
                Stat. Sections 33-360)b)(2) or 33-362(a).

                The number of affirmative votes required to adopt such resolution is: _________________________

                The number of directors' votes in favor of the resolution was: _____________________________

We hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true:


     (Print or Type)            Signature               (Print or Type)         Signature
-------------------------------------------------------------------------------------------------------
Name of Pres.                                           Name of Sec.
Carl R. Sahi                    /s/ Carl R. Sahi        Nancy S. Lautenbach     /s/ Nancy S. Lautenbach
-------------------------------------------------------------------------------------------------------

[ ]     C.      The corporation does not have any shareholders. The resolution was adopted by vote of at least two-thirds of the incorporators before the organization meeting of the corporation, and approved in writing by all subscribers for shares of the corporation. If there are no subscribers, state NONE below.

We (at least two-thirds of the incorporators) hereby declare, under the penalties of false statement, that the statements made in the foregoing certificate are true.

-------------------------------------------------------------------------------
Signed Incorporator         Signed Incorporator         Signed Incorporator

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
Signed Subscriber           Signed Subscriber            Signed Subscriber

-------------------------------------------------------------------------------
           (Use an 8 1/2 x 11 attached sheet if more space is needed.
                         Conn. Gen. Stat. Sections 1-9)


6. Dated at Vernon, CT this 30th day of July, 1996.

                                Rec, CC, GS: (Type or Print)

                                -----------------------------------------------

                                Pepe & Hazard  Attn: A.C. Brown
                                Goodwin Square
                                Hartford, CT 06102-4302

                                Please provide filer's name and complete address for mailing receipt.

                                   Exhibit 1

A vote of holders of not less than a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation was required to adopt the foregoing resolution. Each holder of shares of Common Stock was entitled to one vote for each share and each holder of shares of Class A Common Stock was entitled to five hundred votes for each share. 8,446,318 votes represent a majority of the voting power of the issued and outstanding shares of capital stock. 15,921,489 votes were cast to adopt the resolution.

        The vote of holders of not less than a majority of the voting power of the issued and outstanding shares of Common Stock was required to adopt the foregoing resolution. Each holder of shares of Common Stock was entitled to one vote for each share in such class vote. 3,446,318 votes represent a majority of the voting power of the issued and outstanding shares of Common Stock. 5,921,489 votes were cast to adopt the resolution.

        The vote of holders of not less than a majority of the voting power of the issued and outstanding shares of Class A Common Stock was required to adopt the foregoing resolution. Each holder of shares of Class A Common Stock was entitled to one vote for each share in such class vote. 10,001 votes represent a majority of the voting power of the issued and outstanding shares of Class A Common Stock. 20,000 votes were cast to adopt the resolution.

                          CERTIFICATE OF CORRECTION OF
                            CERTIFICATE OF AMENDMENT
                                       OF
                                BIO-PLEXUS, INC.

1. This Certificate of Correction of Bio-Plexus, Inc. (the "Corporation") corrects the Certificate of Amendment of the Corporation filed with and recorded by the Secretary of the State of Connecticut on the 2nd day of August, 1996, (the "Certificate").

2. On July 11, 1996, the Shareholders of the Corporation adopted two resolutions amending the Corporation's Certificate of Incorporation. One resolution increased the number of authorized shares of Common Stock under Article II and the second resolution added a new Article VIII.

3. The Certificate contained an incorrect statement by including the first resolution and related vote but inadvertently failing to include the second resolution and related vote. To correct the certificate, the missing resolution and vote information for the omitted resolution are set forth below:

                  RESOLVED, that the Certificate of Incorporation of the Corporation be and hereby is amended by adding the following new Article VIII:

                                  ARTICLE VIII
                                   COMMITTEES

                  The Board of Directors shall have the authority to create one or more committees of the Board of Directors and to delegate to such committees all or such portion of the power and authority of the Board of Directors as the Board shall determine, such determination being conclusively evidenced by the passage of a resolution or resolutions of the Board establishing one or more committees and delegating such power and authority.

         A vote of holders of not less than a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation was required to adopt the foregoing resolution. Each holder of shares of Common Stock was entitled to one vote for each share and each holder of shares of Class A Common Stock was entitled to five hundred votes for each share. 8,446,318 votes represent a majority of the voting power of the issued and outstanding shares of capital stock. 15,991,063 votes were cast to adopt the foregoing resolution.

         Dated this 27th day of June, 1997.

                                        /s/ Ronald A. Haverl
                                        -------------------------------------
                                        Ronald A. Haverl
                                        Chairman of the Board of Directors

                            CERTIFICATE OF AMENDMENT
                                       OF
                                BIO-PLEXUS, INC.

1.       The name of the corporation is Bio-Plexus, Inc. (the "Corporation")


2. The Certificate of Incorporation of the Corporation is amended as follows:

         FIRST: Article III, Capitalization, is amended and restated to read as follows:


                                   ARTICLE III

                                 CAPITALIZATION

                  The aggregate number of shares which the Corporation shall have authority to issue is Eighteen Million Twenty Thousand (18,020,000), which are divided into three classes: (i) Three Million (3,000,000) shares of Preferred Stock, without par value (the "Preferred Stock"); (ii) Fifteen Million (15,000,000) shares of Common Stock, without par (the "Common Stock"); and (iii) Twenty Thousand (20,000) shares of Class A Common Stock, without par value (the "Class A Common Stock").

         SECOND: Article IV, Relative Rights and Preferences, the introductory language is amended and restated to read as follows:

                  The relative rights, preferences and limitations of the shares of Common Stock, Class A Common Stock, and Preferred Stock (to the extent fixed by this Certificate of Incorporation) are as follows:

         THIRD: Article IV, Section B.2, Class A Common Stock, Voting Rights, is amended and restated to read as follows:

                  Each issued and outstanding share of Class A Common Stock shall entitle the holder thereof to five hundred (500) votes on any matter submitted to the shareholders of the Corporation for action. If at any time the Corporation shall pay a stock dividend or distribution on its Common Stock or Preferred Stock, or split, subdivide, or combine the outstanding shares of its Common Stock or Preferred Stock, the number of votes which a share of Class A Common Stock shall entitle the holder thereof to exercise shall be proportionately adjusted as of the date after the record date for such dividend, distribution, split, subdivision or combination so as to maintain the relative voting power of the Class A Common Stock which existed prior to the occurrence of such event.

         FOURTH: A new Section C, Preferred Stock, is added to Article IV. Such Section shall read as follows:

                  The Board of Directors may establish one or more series of Preferred Stock and shall determine the preferences, limitations and relative rights of the class of Preferred Stock and any series of the class.

3. The resolution was approved by the shareholders at the Corporation's Annual Meeting on June 25, 1997. As of the record date (May 19, 1997) the Corporation had two classes of capital stock: Common Stock and Class A Common Stock. On the record date there were 7,809,427 shares of Common Stock and 20,000 shares of Class A Common Stock issued and outstanding and entitled to vote at the meeting. In the vote on the amendment by the shareholders as a single voting group each share of Common Stock was entitled to one vote and each share of Class A Common Stock was entitled to five hundred (500) votes. Each class was also entitled to vote separately as a class on the amendment. The number of votes indisputably represented at the meeting were: (i) 7,288,342 Common Stock votes, voting separately as a class, and voting together with the Class A Common; and (ii) 20,000 Class A Common votes, voting separately as a class, and 10,000,000 Class A Common votes, voting together with the Common Stock. Included in the 7,288,342 Common Stock votes represented at the meeting were 2,828,387 broker non-votes. The vote on the amendment was as follows:

                       Class A and Common voting together

                  For                                Against                            Abstain
                  ---                                -------                            -------
                  14,032,178                         387,692                            40,085

               Class A and Common voting as separate voting groups

                           Class A

                  For                                Against                            Abstain
                  ---                                -------                            -------
                  20,000                                ---                                 ---


                           Common

                  For                                Against                            Abstain
                  ---                                -------                            -------
                  4,032,178                          387,692                            40,085

                  The number of votes cast for the amendment by each class was sufficient for approval by such class and the votes cast for the amendment by all shareholders voting together as a single group was sufficient for approval by all shareholders.

4.       Dated this 27th day of June, 1997.


                                           /s/ Ronald A. Haverl
                                           ------------------------------------
                                           Ronald A. Haverl, Chairman of the
                                           Board of Directors

                            CERTIFICATE OF AMENDMENT
                                       OF
                                BIO-PLEXUS, INC.

FIRST             The name of the corporation is Bio-Plexus, Inc. (the
                  "Corporation").

SECOND The Board of Directors adopted the following resolution on July 24, 1997 amending the Certificate of Incorporation, in part, to increase the number of shares designated as Series A Preferred Stock and thereby decrease the number of shares designated as Preferred Stock.

         RESOLVED, that the Certificate of Incorporation of Bio-Plexus, Inc. (the "Corporation") be and hereby is amended as follows to amend and restate the preferences, limitations and relative rights of the Series A Preferred Stock:

         1. Designation and Amount

                  There is hereby established a series of Preferred Stock which is designated as the Series A Preferred Stock (the "Series A Preferred Stock"). The authorized number of shares of Series A Preferred Stock shall be 1,250,000 shares. The issuance price of the Series A Preferred Stock (the "Issuance Price") shall be four dollars ($4.00) per share.

         2. Dividends

                  a. General

                           The holders of the Series A Preferred Stock shall be
entitled to receive, when and as declared by the Board of Directors, out of funds legally available therefor, cumulative cash dividends, at the rate of 5% of the Issuance Price per annum per share from the date of issuance. Such cumulative dividends shall be payable quarterly, in arrears, on the thirtieth day of each October, January, April and July commencing October 30, 1997.

                  b. Dividends cumulative

                           Dividends on the Series A Preferred Stock shall
accrue and be cumulative from the date of issuance, whether or not there are funds of the Corporation legally available for the payment of such dividends in any dividend period.

                  c. Restrictions on Dividend Payments

                           So long as any shares of Series A Preferred Stock
shall be outstanding, no dividend shall be declared or paid or set apart for payment on the Common Stock until all accrued and unpaid dividends on the Series A Preferred Stock have been paid in full, or declared and sufficient funds set aside for payment thereof.

         3. Liquidation Preference

                  In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Series A Preferred Stock shall entitle the holder of record thereof to payment at a rate per share equal to the Issuance Price (subject to adjustment as provided herein) plus accrued and unpaid dividends thereon, before any payment or distribution of the net assets of the Corporation shall be made to or set apart for the holders of record of the issued and outstanding shares of Common Stock in respect of said shares of Common Stock. The preferential amounts set forth herein shall be appropriately adjusted for stock splits and stock dividends, stock combinations, recapitalization, and other changes to the capital structure of the Corporation. After setting apart or paying in full the preferential amounts aforesaid to the respective holders of record of the issued and outstanding shares of Series A Preferred Stock, the remaining net assets, if any, shall be distributed exclusively to the holders of record of the issued and outstanding shares of Common Stock, each issued and outstanding share of Common Stock entitling the holder of record thereof to receive an equal proportion of said remaining net assets. If the net assets of the Corporation shall be insufficient to pay in full the preferential amounts to which the holders of record of all the outstanding shares of Series A Preferred Stock are respectively entitled as aforesaid, the entire net assets of the Corporation shall be distributed ratably to the holders of all the outstanding shares of Series A Preferred Stock in proportion to the full amounts to which they are respectively entitled, and the holders of shares of Common Stock shall in no event be entitled to participate in the distribution of said net assets in respect of their shares of Common Stock.

         4. Voting Rights

                  Each issued and outstanding share of Series A Preferred Stock shall entitle the holder thereof to one vote on any matter submitted to the shareholders of the Corporation for action.

         5. Conversion

                  a. General

                           Shares of Series A Preferred Stock may be converted,
at the option of the holder thereof, into fully paid and nonassessable shares of Common Stock of the Corporation. The shares of Series A Preferred Stock will be converted into shares of Common Stock at a price (the "Conversion Price") equal to the greater of (i) two dollars and fifty cents ($2.50) per share (the "Minimum Conversion Price"); and (ii) 85% of the Market Price of the shares of Common Stock on the date notice of conversion is filed by the holder with the Corporation. As used herein, the term "Market Price" shall mean the average closing bid price of the Common Stock (as reported by Bloomberg, L.P.) over the ten (10) consecutive trading days ending on the trading day prior to the date that notice of conversion is filed by the holder with the Corporation. If the closing bid price of the Common Stock is not reported by Bloomberg L.P., the Market Price shall be determined in good faith by the Corporation's Board of Directors. The number of shares of Common Stock to be issued for each share of Series A Preferred Stock being converted shall be an amount determined by dividing: (i) the Issuance Price plus the value of accrued and unpaid dividends on such share of Series A Preferred Stock by (ii) the Conversion Price.

                  b. Adjustments

                           i. The Issuance Price, Minimum Conversion Price and the kind and amount of securities and property for which the shares of Series A Preferred Stock may be converted, shall be subject to adjustment from time to time as set forth herein. If, at any time after the issuance of the Series A Preferred Stock, the Corporation shall (A) declare or pay a dividend or make a distribution to all holders of the Common Stock in shares of Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares or (C) combine its outstanding shares of Common Stock into a smaller number of shares, then the Issuance Price and Minimum Conversion Price, in effect immediately prior to such action shall be appropriately adjusted to reflect such dividend, subdivision or stock combination. Such adjustment shall be effective immediately after the opening of business on the day next following the record date for determination of holders of Common Stock entered to receive such dividend, or the day upon which such subdivision, combination or reclassification shall become effective. If the adjustment occurs during the period that the Conversion Price is being calculated, appropriate adjustment shall also be made to that value.

                           ii. No adjustment shall be made hereunder unless such adjustment would result in an increase or decrease of at least one percent (1%) of the Issuance Price or Minimum Conversion Price. Any change that would require an adjustment but for this provision shall be carried forward and taken into account in determining whether a subsequent adjustment should be made.

                           iii. If any event, shall occur during the period that the Conversion Price is being calculated which would cause an adjustment to the Conversion Price and such event is not otherwise addressed herein, the Board of Directors shall in good faith adjust the Conversion Price to reflect the occurrence of such event.

                           iv. Upon any adjustment under this Section 5(b), then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, addressed to each holder of Series A Preferred Stock, at the address of such holder as shown on the books of the Corporation, which notice shall state the adjustments being made and shall state in reasonable detail the method of calculation and the facts upon which the calculation is based.

                  c. Reorganization, Reclassification, Consolidation, Merger or Sale

                           If any capital reorganization or reclassification of
the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way (including, without limitation, by way of consolidation or merger) that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series A Preferred Stock shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable upon the conversion of such shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock, were convertible immediately before such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as practicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights. The Corporation will not effect any consolidation or merger unless prior to the consummation thereof the successor corporation (if other than the Corporation) resulting from such consolidation or merger shall assume by written instrument, executed and mailed or delivered to each holder of shares of Series A Preferred Stock at the last address of such holder appearing on the books of the Corporation, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

                  d. Notices

                           If, at any time while shares of Series A Preferred
Stock are outstanding, the Corporation shall (i) declare a dividend (or any other distribution) on its Common Stock, other than in cash, or (ii) reclassify its Common Stock (other than through a subdivision or combination thereof or a change in par value) or become a party to any consolidation or merger or sale or transfer of all or substantially all of the assets of the Corporation, for which approval of the holders of its capital stock is required, then the Corporation shall cause to be mailed to registered holders of Series A Preferred Stock, at their last addresses as they shall appear on the books of the Corporation, at least thirty (30) days prior to the applicable record date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend or distribution, or, if a record is not to be taken, the date as of which holders of Common Stock of record who shall be entitled to such dividend or distribution are to be determined, or (y) the date on which any such reclassification, consolidation, merger, sale or transfer is expected to become effective, and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their Common Stock for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, sale or transfer. Failure to give or receive the notice required by this Paragraph (d) or any defect therein shall not affect the legality or validity of any such dividend, distribution, reclassification, consolidation, merger, sale, transfer or other action.

                  e. Exercise of Conversion Rights

                           The holder of any shares of Series A Preferred Stock
may exercise such holder's option to convert such shares into shares of Common Stock only by surrendering for such purpose to the Corporation the certificates representing the shares to be converted, accompanied or preceded by written notice (which may be transmitted by telecopier) that such holder elects to convert such shares in accordance with the provisions of this Section 5. Said notice shall also state the name or names (with addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Each certificate or certificates surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as that in which such certificate or certificates are registered, be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or his duly authorized attorney. Each conversion shall be deemed to have been effected on the date on which such notice shall have been received by the Corporation, provided that the certificates to which such notice relates are received by the Corporation no later than the tenth business day following the date of receipt of such notice, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on said date the holder or holders of record of the shares represented thereby notwithstanding that the transfer books of the Corporation may then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such person. Within ten business days after receipt of the certificates representing the shares to be converted and the notice of conversion, the Corporation shall issue and deliver to the person or person entitled to receive the same a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion.

                  f. Fractional Shares

                           No fractional shares of Common Stock shall be issued
in connection with the conversion of shares of Series A Preferred Stock into Common Stock. Instead of any factional share of Common Stock which would otherwise be issuable on conversion, the Corporation shall pay a cash adjustment with respect to such fractional share computed on the basis of the then current Market Price.

                  g. Stock to be Reserved

                           The Corporation will at all times reserve and keep
available out of its authorized Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of the shares of Series A Preferred Stock , such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series A Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

                  h. No Reissuance of Shares

                           Shares of Series A Preferred Stock which are
converted into shares of Common Stock as provided herein shall not be reissued.

                  i. Issue Tax

                           The issuance of certificates for shares of Common
Stock upon conversion of shares of Series A Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the shares of Series A Preferred Stock, which are being converted.

                  j. Closing of Books

                           The Corporation will at no time close its transfer
books against the transfer of any shares of Series A Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series A Preferred Stock in any manner which interferes with the timely conversion of the Series A Preferred Stock.


THIRD The amendment was adopted by the Board of Directors without shareholder action. No shareholder vote was required for adoption.

FOURTH            Dated this 25th day of July, 1997.


                                            /s/ Ronald A. Haverl
                                            -----------------------------------
                                            Ronald A. Haverl, Chairman of the
                                            Board of Directors

                                                                     Exhibit 3.1

                            CERTIFICATE OF AMENDMENT
                               STOCK CORPORATION
                      OFFICE OF THE SECRETARY OF THE STATE
       30 Trinity Street/P.O. Box 150470/Hartford, CT 06115-0470/new/1-97
-------------------------------------------------------------------------------
                           Space for Office Use Only





===============================================================================
1. NAME OF CORPORATION:

     BIO-PLEXUS, INC.
-------------------------------------------------------------------------------

2. THE CERTIFICATE OF INCORPORATION IS (check A.,B., or C.):

 X    A. AMENDED.
----

      B. AMENDED AND RESTATED.
----

      C. RESTATED.
----
--------------------------------------------------------------------------------
3. TEXT OF EACH AMENDMENT/RESTATEMENT:
   See attached.



















   (Please reference an 8 1/2 X 11 attachment if additional space is needed)
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                           Space For Office Use Only








-------------------------------------------------------------------------------

VOTE INFORMATION (check A., B. or C.)

X  A. The resolution was approved by shareholders as follows:

 (set forth all voting information required by Conn. Gen. Stat. section 33-800 as amended in the space provided below)

            The number of shares outstanding and eligible to vote was 12,154,851. The number of votes represented at the meeting were 9,825,585. The total number of votes cast were:

            For           4,176,272
            Against         823,910

            The number of votes cast for the amendment was sufficient for approval.

--------------------------------------------------------------------------------

   B. The amendment was adopted by the board of directors without shareholder
---   action. No shareholder vote was required for adoption.

   C. The amendment was adopted by the incorporators without shareholder
---   action. No shareholder vote was required for adoption.

--------------------------------------------------------------------------------
                                  5. EXECUTION

--------------------------------------------------------------------------------

                       Dated this 7th day of August, 1998
--------------------------------------------------------------------------------

Richard L. Higgins                President               /s/ Richard L. Higgins
--------------------------------------------------------------------------------
Print or type name of signatory   Capacity of signatory          Signature

The Certificate of Incorporation of Bio-Plexus, Inc. is amended as follows:

1. Article III, Capitalization, is amended to increase the number of authorized shares of Common Stock of the Corporation by three million (3,000,000) shares from fifteen million (15,000,000) shares to eighteen million (18,000,000) shares and to eliminate the Class A Common Stock.
      Article III shall read as follows:

                                  "ARTICLE III
                                 CAPITALIZATION

      The aggregate number of shares which the Corporation shall have authority to issue is twenty-one million (21,000,000) shares, which are divided into two classes: (i) three million (3,000,000) shares of Preferred Stock, without par value (the "Preferred Stock"); and (ii) eighteen million (18,000,000) shares of Common Stock, without par value (the "Common Stock")."

2. Article IV, Relative Rights and Preferences is amended to eliminate the reference to Class A Common Stock in the introduction. The introductory language shall read as follows:

      "The relative rights, preferences and limitations of the shares of Common Stock and Preferred Stock (to the extent fixed by this Certificate of Incorporation) are as follows:"

3. Article IV, Section B, Class A Common Stock is deleted in its entirety to effect the elimination of the Class A Common Stock.

4. Article IV, Section C, Preferred Stock shall become Article IV, Section B, Preferred Stock.

5. The Series A Preferred Stock and its associated relative rights, preferences and limitations are eliminated.

6. In all other respects the Certificate Amending and Restating The Certificate of Incorporation of Bio-Plexus, Inc., filed October 22, 1992, as amended by Certificate Amending The Certificate of Incorporation of Bio-Plexus, Inc., filed October 27, 1993, as amended by Certificate Amending Certificate of Incorporation of Bio-Plexus, Inc., filed August 2, 1996, as amended by Certificate of Correction of Certificate of Amendment of Bio-Plexus, Inc., filed June 30, 1997, as amended by Certificate of Amendment of Bio-Plexus, Inc., filed June 30, 1997, as amended by Certificate of Amendment of Bio-Plexus, Inc., filed June 30, 1997, as amended by Certificate of Amendment of Bio-Plexus, Inc., filed July 30, 1997 is hereby ratified and confirmed.